SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 29, 2002

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
Signature
EXHIBIT 99.1

FORM 8-K

Item 5. Other Events and Regulation FD Disclosure.

Class A Common Stock Price To Be Modified and July 26, 2002 Trade Date Rescheduled

         On July 12, 2002, the Board of Directors of Science Applications International Corporation (SAIC) established the stock price of the Class A common stock at $33.03 per share. Since that date, the trading prices of public companies, particularly SAIC’s comparable companies, have significantly declined. The price of the Class A common stock is established by the Board of Directors pursuant to a valuation process which includes a stock price formula and valuation input from an independent appraisal firm. The Board of Directors sets the market factor at the value that causes the formula to yield the price that the Board of Directors believes reflects a fair market value. The Board of Directors has authorized its Stock Policy Committee to review the stock price during the period between meetings of the Board of Directors to determine whether the stock price continues to represent a fair market value, and if necessary, modify the price. If the Stock Policy Committee determines that the modification of the stock price is appropriate, it applies the same valuation process used by the Board of Directors. As a result of the review and analysis by the Stock Policy Committee, including an updated appraisal from SAIC’s independent appraiser, the Stock Policy Committee determined that a price reassessment is appropriate. The Stock Policy Committee will be meeting at 5 p.m., Pacific time on Monday, July 29, 2002 to establish a new stock price.

         In order to allow participants in the limited market maintained by SAIC’s wholly-owned broker-dealer subsidiary, Bull, Inc., sufficient time to evaluate the impending change in the stock price, the Board of Directors of Bull, Inc. rescheduled the trade initially scheduled for July 26, 2002 to August 16, 2002.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1 Communication to SAIC Stockholders and Employees

2

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: July 29, 2002	By	/s/ DOUGLAS E. SCOTT

Douglas E. Scott
	Its:	Senior Vice President and General Counsel

3